EXHIBIT 10.5

                           Wire One Technologies, Inc.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                                                     April 24, 2002

Mr. Michael Brandofino
325 Goldfinch Drive
Bridgewater, NJ 08807

Dear Mike:

      This letter, when accepted by you, shall constitute an amendment to the employment agreement (the "Agreement") dated January 2, 2001, between Wire One Technologies, Inc. (the "Company") and you. Capitalized terms not defined herein shall have the respective meanings ascribed to them under the Agreement. The Company and you hereby agree as follows:

      1. Effective as of the date of this Amendment, your title shall be Executive Vice President and Chief Technology Officer.

      2. The Employment Period shall be extended for a fourth year so as to expire on December 31, 2004.

      3. Your base salary compensation for the period January 1, 2004, through December 31, 2004, shall be payable at the annual rate of $235,000.

      4. Subject to the provisions of this paragraph 3, the Company agrees to grant to you an additional stock option (the "Option") under the Company's 2000 Stock Incentive Plan (the "Plan") to purchase 15,000 shares of the Company's common stock (the "Common Stock"), at an exercise price per share equal to the closing price of the Common Stock on the NASDAQ National Market on the date hereof. Your right to exercise the Option shall vest 33 1/3% (i.e., as to 5,000 shares of Common Stock) on each of the first, second and third anniversaries of the date hereof. The foregoing, as well as such other terms and conditions as the Company may deem appropriate, shall be set forth in a definitive stock option agreement in the Company's customary form. Your rights as an optionee shall, to the extent not inconsistent with this agreement, be governed by the terms of such stock option agreement and the Plan. The Company shall cause the shares of Common Stock issuable upon the exercise of the Option to be registered on Form S-8 and/or Form S-3 (or any successor form) under the Securities Act of 1933, as amended.

      5. Except as modified hereby, the Agreement remains in full force and effect.

                                        Yours very truly,

                                        WIRE ONE TECHNOLOGIES, INC.


                                        By:       /s/
                                           -------------------------------------

ACCEPTED:


/s/
----------------------------
Michael Brandofino